Exhibit 99.1

Alaska Communications Reports First Quarter 2021 Results

  Reported total revenue of $60.7 Million, an increase of 4.1% year over year
  Reported Net Income attributable to Alaska Communications of $0.6 Million
  Reported Adjusted EBITDA of $15.4 Million and Adjusted Free Cash Flow of $7.4 Million
  Completed Oregon-based prefunded fiber project in April

ANCHORAGE, Alaska--(BUSINESS WIRE)--May 6, 2021--Alaska Communications Systems Group, Inc. (NASDAQ: ALSK) today reported financial results for the first quarter of 2021.

“We are pleased with our first quarter 2021 results, showing revenue growth year over year in business and wholesale, consumer and regulatory. Total broadband revenues increased 4.4% year over year, and growth revenues continued to outpace declining legacy revenues. Our fiber footprint and market opportunities continue to increase. In April, we completed our Oregon-based prefunded fiber project, connecting our landing station on the Oregon coast to the main Pacific Northwest fiber corridor. We are currently in the final testing phase of this project. Additionally, we continue to see success in the natural resource sector, with a significant new customer win in the mining industry in Alaska.

“With the approval from our shareholders of the merger agreement, we continue to move forward with the transaction with ATN International, Inc. We anticipate receiving the remaining regulatory approvals over the coming months and expect to close the transaction mid-year,” said Bill Bishop, president & CEO.

First Quarter 2020 Compared to First Quarter 2019

  Total revenue was $60.7 million, compared to $58.3 million, an increase of 4.1%.
    Business and wholesale revenue was $41.0 million, compared to $38.8 million, up 5.6%.
    Consumer revenue was $9.2 million, compared to $9.1 million, an increase of 0.4%.
    Regulatory revenue was $10.5 million, compared to $10.3 million, an increase of 1.7%.
  Operating expenses were $57.7 million, compared to $52.4 million.
  Operating income was $3.0 million, compared to $5.8 million.
  Net income attributable to Alaska Communications was $0.6 million, compared to $2.4 million.
  Capital expenditures were $6.9 million, compared to $7.5 million, or excluding prefunded projects were $6.9 million, compared to $6.8 million.
  Adjusted EBITDA was $15.4 million, compared to $16.1 million.
  Adjusted Free Cash Flow was $7.4 million, compared to $10.1 million, or excluding prefunded projects was $5.8 million in both periods.

Balance Sheet Highlights

  Cash was $23.4 million at March 31, 2021, compared to $21.0 million at December 31, 2020.
  Net debt was $147.2 million at March 31, 2021, compared to $151.9 million at December 31, 2020.

Reconciliations of non-GAAP financial measures to GAAP financial measures can be found in tables at the end of this release and on the Company’s website at http://www.alsk.com in the investment data section.

Laurie Butcher, Alaska Communications chief financial officer, said, “Our first quarter results are in line with our business plan, showing year over year revenue growth in all three of our business lines. Our total revenue showed growth of 4.1%, driven largely by broadband. Net income is lower year over year due in part to the transaction costs incurred in the first quarter of this year. I am pleased with our performance for the quarter, and the foundation that it sets for the year.

Conference Call

Due to the pending transaction, the Company will not hold a conference call.

About Alaska Communications

Alaska Communications (NASDAQ: ALSK) is the leading provider of advanced broadband and managed IT services for businesses and consumers in Alaska. The Company operates a highly reliable, advanced statewide data network with the latest technology and the most diverse undersea fiber optic system connecting Alaska to the contiguous U.S. For more information, visit www.alaskacommunications.com or www.alsk.com.

Revenue Category Definitions

Growth Revenues are defined as business broadband, managed IT services, equipment sales and installations, wholesale broadband and consumer broadband. Legacy Revenues are defined as business voice and other, Wholesale voice and other, consumer voice and other, and Access. CAF II Revenues are defined as high cost support.

Non-GAAP Measures

In an effort to provide investors with additional information regarding our financial results, we have provided certain non-GAAP financial information, including Adjusted EBITDA, Adjusted Free Cash Flow and Net Debt. Adjusted EBITDA eliminates the effects of period to period changes in costs that are not directly attributable to the underlying performance of the Company’s business operations and is used by Management and the Company’s Board of Directors to evaluate current operating financial performance, analyze and evaluate strategic and operational decisions and better evaluate comparability between periods. Adjusted Free Cash Flow is a non-GAAP liquidity measured used by Management and the Company’s Board of Directors to assess the Company’s ability to generate cash and plan for future operating and capital actions. Adjusted EBITDA and Adjusted Free Cash Flow are common measures utilized by our peers (other telecommunications companies) and we believe they provide useful information to investors and analysts about the Company’s operating results, financial condition and cash flows. Net Debt provides Management and the Company’s Board of Directors with a measure of the Company’s current leverage position. The definition and computation of these non-GAAP measures are provided on Schedules 4, 6 and 9 to this press release. Adjusted EBITDA and Adjusted Free Cash Flow should not be considered a substitute for Net Income, Net Cash Provided by Operating Activities and other measures of financial performance recorded in accordance with GAAP. Reconciliations of our non-GAAP measures to our nearest GAAP measures can be found in the tables in this release. Other companies may not calculate non-GAAP measures in the same manner as Alaska Communications. The Company does not provide reconciliations of guidance for Adjusted EBITDA to Net Income, and Adjusted Free Cash Flow to Net Cash from Operating Activities, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company does not forecast certain items required to develop the comparable GAAP financial measures. These items are charges and benefits for uncollectible accounts, certain other non-cash expenses, unusual items typically excluded from Adjusted EBITDA and Adjusted Free Cash Flow, and changes in operating assets and liabilities (generally the most significant of these items, representing cash inflows of $4.8 million in the three-month period of 2021).

Forward-Looking Statements

This press release includes certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control. Such factors include, without limitation changes in technology and related standards, the impacts of the COVID-19 pandemic on the economy of Alaska and on the Company, the impact of natural or man-made disasters and accidents, Federal and Alaska Universal Service Fund changes and our current and historical compliance with the obligations of those programs, structural declines for voice and other legacy services, maintenance or IT issues, third-party intellectual property claims, potential pension shortfalls, the success or failure of future strategic transactions, funding through the rural health care universal service support mechanism and our ability to comply and our history of compliance with the regulatory requirements to receive those support payments, our ability to service our debt and refinance as required, adverse economic conditions, our success in providing broadband services on the North Slope and Western Alaska, the effects of competition in our markets, our relatively small size compared with our competitors, the Company’s ability to compete, manage, integrate, market, maintain, and attract sufficient customers for its products and services, adverse changes in labor matters, including workforce levels, labor negotiations, employee benefit costs, our ability to control other operating costs, disruption of our supplier’s provisioning of critical products or services, the actions of activist shareholders, changes in Company's relationships with large customers, unforeseen changes in public policies, regulatory changes, our internal control over financial reporting, and changes in accounting standards or policies, which could affect reported financial results. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the Company's SEC filings, including, but not limited to, the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of the Company's SEC filings may be obtained by contacting its investor relations department at (907) 564-7556 or by visiting its investor relations website at www.alsk.com.

Schedule 1

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED SCHEDULE OF OPERATIONS
(Unaudited, In Thousands Except Per Share Amounts)

	Three Months Ended
	March 31,
	2021	2020

Operating revenues	$60,668	$58,266

Operating expenses:
Cost of services and sales (excluding depreciation and amortization)	27,366	27,114
Selling, general & administrative	18,289	15,394
Transaction and termination costs	923	-
Depreciation and amortization	11,048	9,840
Loss on disposal of assets, net	84	86

Total operating expenses	57,710	52,434

Operating income	2,958	5,832

Other income and (expense):
Interest expense	(2,652)	(2,959)
Interest income	3	75
Other income, net	393	381
Total other income and (expense)	(2,256)	(2,503)

Income before income tax expense	702	3,329

Income tax expense	(118)	(960)

Net income	584	2,369

Less net loss attributable to noncontrolling interest	(22)	(18)

Net income attributable to Alaska Communications	$606	$2,387

Net income per share attributable to Alaska Communications:
Net income applicable to common shares	$606	$2,387

Basic	$0.01	$0.04
Diluted	$0.01	$0.04

Weighted average shares outstanding:
Basic	54,145	53,186
Diluted	54,872	54,237

Schedule 2

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands Except Per Share Amounts)

	March 31,	December 31,
Assets	2021	2020

Current assets:
Cash and cash equivalents	$22,114	$19,644
Restricted cash	1,326	1,326
Short-term investments	434	434
Accounts receivable, net of allowance of $4,290 and $4,060	40,284	41,893
Materials and supplies	9,093	7,624
Prepayments and other current assets	7,217	6,404
Total current assets	80,468	77,325

Property, plant and equipment	1,457,458	1,452,943
Less: accumulated depreciation and amortization	(1,070,449)	(1,062,027)
Property, plant and equipment, net	387,009	390,916

Operating lease right of use assets	88,135	89,821
Other assets	11,873	11,370
Total assets	$567,485	$569,432

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term obligations	$9,071	$9,067
Accounts payable, accrued and other current liabilities	51,355	49,700
Operating lease liabilities - current	3,276	3,392
Total current liabilities	63,702	62,159

Long-term obligations, net of current portion	157,630	159,641
Deferred income taxes	6,109	5,846
Operating lease liabilities - noncurrent	79,631	81,103
Other long-term liabilities, net of current portion	93,821	94,764
Total liabilities	400,893	403,513
Commitments and contingencies
Alaska Communications stockholders' equity:
Common stock, $.01 par value; 145,000 authorized	553	549
Treasury stock, 1,000 shares at cost	(1,812)	(1,812)
Additional paid in capital	163,038	163,317
Retained earnings	10,048	9,442
Accumulated other comprehensive loss	(5,976)	(6,340)
Total Alaska Communications stockholders' equity	165,851	165,156
Noncontrolling interest	741	763
Total stockholders' equity	166,592	165,919

Total liabilities and stockholders' equity	$567,485	$569,432

Schedule 3

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
	2021	2020
Cash Flows from Operating Activities:
Net income	$584	$2,369
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,048	9,840
Loss on disposal of assets, net	84	86
Amortization of debt issuance costs and debt discount	258	350
Amortization of deferred capacity revenue	(1,741)	(1,360)
Stock-based compensation	389	309
Deferred income tax expense	118	954
Charge for uncollectible accounts	396	(229)
Amortization of ROU assets	836	578
Other non-cash income, net	(27)	(33)
Changes in operating assets and liabilities	4,765	9,498
Net cash provided by operating activities	16,710	22,362

Cash Flows from Investing Activities:
Capital expenditures	(6,902)	(7,463)
Capitalized interest	(161)	(316)
Change in unsettled capital expenditures	(4,248)	(3,759)
Net cash used by investing activities	(11,311)	(11,538)

Cash Flows from Financing Activities:
Repayments of long-term debt	(2,265)	(3,240)
Payment of withholding taxes on stock-based compensation	(664)	(439)
Net cash used by financing activities	(2,929)	(3,679)

Change in cash, cash equivalents and restricted cash	2,470	7,145

Cash, cash equivalents and restricted cash, beginning of period	20,970	27,993

Cash, cash equivalents and restricted cash, end of period	$23,440	$35,138

Supplemental Cash Flow Data:
Interest paid	$2,544	$2,919
Dividends payable at March 31	$16	$4,852
Income taxes refunded	$(349)	$-

Schedule 4
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED EBITDA
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
	2021	2020

Net income	$584	$2,369
Add (subtract):
Interest expense	2,652	2,959
Interest income	(3)	(75)
Depreciation and amortization	11,048	9,840
Other income, net	(393)	(381)
Loss on disposal of assets, net	84	86
Income tax expense	118	960
Stock-based compensation	389	309
Transaction-related costs	923	-
Net loss attributable to noncontrolling interest	22	18

Adjusted EBITDA	$15,424	$16,085

Non-GAAP Measures:

The Company provides certain non-GAAP financial information, including Adjusted EBITDA, Adjusted Free Cash Flow and Net Debt. Adjusted EBITDA eliminates the effects of period to period changes in costs that are not directly attributable to the underlying performance of the Company’s business operations and is used by Management and the Company’s Board of Directors to evaluate current operating financial performance, analyze and evaluate strategic and operational decisions and better evaluate comparability between periods. Adjusted Free Cash Flow is a non-GAAP liquidity measure used by Management to assess the Company’s ability to generate cash and plan for future operating and capital actions. Adjusted EBITDA and Adjusted Free Cash Flow are common measures utilized by our peers (other telecommunications companies) and we believe they provide useful information to investors and analysts about the Company’s operating results, financial condition and cash flows. Net Debt provides Management and the Board of Directors with a measure of the Company’s current leverage position.

The Company does not provide reconciliations of guidance for Adjusted EBITDA to Net Income, and Adjusted Free Cash Flow to Net Cash Provided by Operating Activities, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company does not forecast certain items required to develop the comparable GAAP financial measures. These items are charges and benefits for uncollectible accounts, certain other non-cash expenses, unusual items typically excluded from Adjusted EBITDA and Adjusted Free Cash Flow, and changes in operating assets and liabilities (generally the most significant of these items, representing cash inflows of $4.8 million in the three-month period ended March 31, 2021).

Adjusted EBITDA and Adjusted Free Cash Flow are not GAAP measures and should not be considered a substitute for net income, net cash provided by operating activities, or net cash provided or used. Adjusted EBITDA as computed above is not consistent with the definition of Consolidated EBITDA referenced in our 2019 Senior Credit Facility, and other companies may not calculate Non-GAAP measures in the same manner we do.

Adjusted EBITDA is defined as net income before interest expense and income, depreciation and amortization, other income and expense, gain or loss on asset purchases or disposals, provision for income taxes, stock-based compensation, transaction-related costs, and net loss attributable to noncontrolling interest.

Schedule 5
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
	2021	2020

Net cash provided by operating activities	$16,710	$22,362
Adjustments to reconcile net cash provided by operating activities to adjusted free cash flow:
Capital expenditures excluding prefunded projects	(6,902)	(6,836)
Capital expenditures for prefunded projects	-	(627)
Milestone payments received for prefunded projects	2,500	5,140
Milestone payments made for prefunded projects	(600)	-
Deferred cost of sales for prefunded projects	175	-
Amortization of revenue for prefunded projects	(524)	(227)
Amortization of deferred capacity revenue	1,741	1,360
Amortization of GCI capacity revenue	(511)	(516)
Amortization of debt issuance costs and debt discount	(258)	(350)
Interest expense	2,652	2,959
Interest paid	(2,544)	(2,919)
Interest income	(3)	(75)
Deferred income tax expense	(118)	(954)
Income tax expense	118	960
Income taxes refunded	349	-
Charge for uncollectible accounts	(396)	229
Amortization of ROU assets	(836)	(578)
Transaction-related costs	923	-
Other income, net	(393)	(381)
Net loss attributable to noncontrolling interest	22	18
Other non-cash income, net	27	33
Changes in operating assets and liabilities	(4,765)	(9,498)
Adjusted free cash flow	$7,367	$10,100

Schedule 6
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
	2021	2020

Adjusted EBITDA	$15,424	$16,085

Less:
Capital expenditures excluding prefunded projects	(6,902)	(6,836)
Amortization of GCI capacity revenue	(511)	(516)
Income taxes refunded	349	-
Interest paid	(2,544)	(2,919)
	5,816	5,814
Impact of prefunded projects:
Capital expenditures for prefunded projects	-	(627)
Milestone payments received for prefunded projects	2,500	5,140
Milestone payments made for prefunded projects	(600)	-
Deferred cost of sales for prefunded projects	175	-
Amortization of revenue for prefunded projects	(524)	(227)
	1,551	4,286
Adjusted free cash flow*	$7,367	$10,100

* Quarterly Adjusted Free Cash Flow fluctuates and should not be viewed as an indicator of annual performance. Onetime events, seasonality of capital spend and the timing of interest payments may result in negative Adjusted Free Cash Flow in one or more quarters.

Non-GAAP Measures:

Adjusted Free Cash Flow is a non-GAAP liquidity measure and is defined as Adjusted EBITDA, less recurring operating cash requirements which include capital expenditures, cash income taxes refunded or paid, cash interest paid, amortization of GCI capacity revenue, cash severance expense for the Company's former Chief Executive Officer, and cash receipts and payments, deferred costs and amortized revenue and expense associated with certain prefunded special projects as defined in the 2019 Senior Credit Facility. Amortization of deferred revenue associated with our interconnection agreement with GCI is excluded from Adjusted Free Cash Flow because no cash was received by the Company in connection with this agreement. Amortization of all other deferred revenue, including that associated with other IRU capacity arrangements, is included in Adjusted Free Cash Flow because cash was received by the Company, typically at contract inception, and is being recognized as revenue over the term of the relevant agreement.

See Schedule 3 for Net cash provided by operating activities, Net cash used by investing activities, and Net cash used by financing activities.

See Schedule 5 for the reconciliation of net cash provided by operating activities to Adjusted Free Cash Flow.

Schedule 7

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
REVENUE BY CUSTOMER GROUP
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
	2021	2020
Business and wholesale revenue
Business broadband	$16,242	$15,639
Business voice and other	7,137	7,236
Managed IT services	1,217	1,227
Equipment sales and installations	2,618	1,414
Wholesale broadband	12,636	11,979
Wholesale voice and other	1,121	1,288

Total business and wholesale revenue	40,971	38,783
Growth in business and wholesale	5.6%
Consumer revenue
Broadband	6,945	6,692
Voice and other	2,230	2,449

Total consumer revenue	9,175	9,141

Total business, wholesale, and consumer revenue	50,146	47,924
Growth in business, wholesale and consumer revenue	4.6%
Growth in broadband revenue	4.4%

Regulatory revenue
Access	5,599	5,418
High cost support	4,923	4,924

Total regulatory revenue	10,522	10,342

Total revenue	$60,668	$58,266
Growth in total revenue	4.1%

Growth Revenues: Business broadband, Managed IT services, Equipment sales and installations, Wholesale broadband, and Consumer broadband

Legacy Revenues: Business voice and other, Wholesale voice and other, Consumer voice and other, and Access

Schedule 8

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
LONG TERM DEBT AND NET DEBT
(Unaudited, In Thousands)

	March 31,	December 31,
	2021	2020
2019 senior secured credit facility due 2024	$166,646	$168,896
Debt discount - 2019 senior secured credit facilities due 2024	(1,384)	(1,523)
Debt issuance costs - 2019 senior secured credit facilities due 2024	(1,222)	(1,341)
Capital leases and other long-term obligations	2,661	2,676
Total debt	166,701	168,708
Less current portion	(9,071)	(9,067)
Long-term obligations, net of current portion	$157,630	$159,641

Total debt	$166,701	$168,708
Plus debt discounts and debt issuance costs	2,606	2,864
Gross debt	169,307	171,572
Cash and cash equivalents	(22,114)	(19,644)
Net debt	$147,193	$151,928

Contacts

Media Contact
Heather Cavanaugh, 907-564-7722
Director, External Affairs and Corporate Communications

Investor Contact
Tiffany Smith, 907-564-7556
Manager, Board and Investor Relations
investors@acsalaska.com